UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2025
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
377 Simarano Drive
Marlborough, Massachusetts 01752
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2025, IPG Photonics Corporation (the "Company") appointed Dr. Paulus Bucher as Senior Vice President, Global Operations of the Company. In connection with the appointment, Dr. Bucher entered into a managing director's service contract (the "Service Contract") with IPG Photonics GmbH & Co. KG, a German subsidiary of the Company. Dr. Bucher will be located in Germany and is expected to relocate to the U.S. to serve at the Company's global headquarters following receipt of work permission from the U.S. At such time, he will be employed directly by the Company and the Service Contract shall automatically terminate according to its terms.

Prior to joining the Company, Dr. Bucher served as Senior Vice President of Global Operations at Adtran, where he managed internal and outsourced manufacturing across the U.S., Germany, and Asia. He also led the operational integration of Adtran and ADVA following their merger and implemented major ERP and S&OP systems to improve scalability and efficiency. Earlier in his career, he held senior operations roles at ADVA, CommScope, and Ericsson, leading large-scale transformation efforts and managing global supply chains across complex, multi-site environments.

Dr. Bucher, age 58, will receive from the Company an annual base salary in the gross amount of $420,000. Dr. Bucher is entitled to participate in the Company’s Senior Executive Annual Incentive Plan (the "AIP") with a target of 65% of his base salary. The payout amount at target is based 25% on his individual performance and 75% on the Company's financial results. Dr. Bucher's participation in the AIP will be deemed to have started on January 1, 2025.

Dr. Bucher will also receive a grant of long-term incentives in the Company in the form of equity awards consisting of service-based restricted stock units ("RSUs") weighted 50% and performance-based stock units ("PSUs") weighted 50% with a target equity value of 150% of Dr. Bucher's base salary (converted to USD). The RSUs will vest in three annual installments of 33%, 33% and 34% on August 8, 2026, August 8, 2027 and August 8, 2028, respectively, and the PSUs will cliff vest on August 8, 2028, should any PSUs vest at all, subject to achievement of the applicable performance metrics. The PSUs will have the same performance criteria and performance periods as those granted to the Company’s named executive officers in February 2025.

Under the terms of the Service Contract, Dr. Bucher and the Company will agree on an appropriate reimbursement amount and procedures prior to his relocation from Germany to the U.S. Dr. Bucher is eligible to participate in the employee benefit plans and programs made available by the Company to senior executives generally, subject to the terms of those plans. Dr. Bucher is also eligible for certain severance payments and benefits in the event that his employment is terminated by the Company without cause, he resigns for good reason or his employment terminates due to his death or “disability”, subject to his execution and the effectiveness of a general release of claims in favor of the Company.

In connection with his appointment, Dr. Bucher has also been designated as a Tier One Executive under the Company’s Executive Severance Plan, as amended and restated (the "Severance Plan"). As a Tier One Executive, Dr. Bucher is eligible to receive severance benefits under the Severance Plan in the event of an “Involuntary Termination,” which includes a termination by the Company without “Cause” or a resignation by Dr. Bucher for “Good Reason” (as such terms are defined in the Severance Plan). Subject to his execution of a release of claims and compliance with applicable restrictive covenants, the severance benefits available to Dr. Bucher under the Severance Plan include eighteen (18) months of continued base salary, a pro-rated portion of the annual bonus under the AIP, based on actual financial performance for the year of termination, an extension of equity award vesting as though employed for twelve (12) months following his termination, and reimbursement for the full cost of COBRA continuation coverage under the Company’s medical and dental plans for up to eighteen (18) months. In the event Dr. Bucher’s Involuntary Termination occurs within twenty-four (24) months following a Change in Control (as such term is defined in the Severance Plan), the severance benefits include twenty-four (24) months of continued base salary, a pro-rated portion of the annual bonus under the AIP, based on actual financial performance for the year of termination as well as a lump sum cash payment equal to two (2) times the executive’s average annual bonus under the AIP over the three (3) completed years immediately preceding the date of the Change in Control, immediate vesting of all outstanding equity awards, and reimbursement for the full cost of COBRA continuation coverage under the Company’s medical and dental plans for up to twenty-four (24) months.

There are no arrangements or understandings between Dr. Bucher and any other person pursuant to which he was appointed to the position of SVP, Global Operations. Dr. Bucher does not have family relationships with any of the Company’s directors or executive officers. Dr. Bucher has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of each of the Service Contract and Dr. Bucher's benefits under the Severance Plan is qualified in its entirety by reference to the text of the Service Contract and the Severance Plan, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

The Company has also entered into an indemnification agreement with Dr. Bucher, the standard form of which was previously filed by the Company on February 22, 2017, as Exhibit 10.3 to the Company’s Current Report on Form 8-K/A, and a confidentiality, non-competition and confirmatory assignment agreement, the standard form of which was previously filed by the Company on October 15, 2013, as Exhibit 10.4 to the Company's Current Report on Form 8-K, as amended, in each case effective upon the commencement of employment.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit	Exhibit Description
Exhibit 10.1	Managing Director's Service Contract dated July 1, 2025 between IPG Photonics GmbH & Co. KG and Dr. Paulus Bucher.
Exhibit 10.2	IPG Photonics Corporation Executive Severance Plan, amended and restated on June 1, 2019, as amended.
Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

July 8, 2025	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary